CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration
Statement No. 33-58383 of Oppenheimer International Bond Fund on Form N-1A of
our report dated November 14, 2003 (September 21, 2004 as to Note 13), appearing in the Statement of Additional Information, which is part of such
Registration Statement, and to the reference to us under the headings
"Independent Auditors" in the Statement of Additional Information and
"Financial Highlights" in the Prospectus, which is also part of such
Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
September 21, 2004